UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The persons identified on the cover page hereto (collectively, the “Hartman Group”) on June 3, 2025 filed a definitive proxy statement and an accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for, among other matters, (i) the election of directors that the Hartman Group has nominated for election at the next annual meeting of stockholders of Silver Star Properties REIT, Inc. (the “Company”) and (ii) the rejection of the Company’s alternate strategy proposal, and in favor of liquidating the Company’s assets in an orderly manner in accordance with the terms of its articles of incorporation and returning capital to stockholders.

On July 16, 2025, the Hartman Group distributed the following letter to shareholders:

DO NOT PANIC VOTE – Your Vote Is Secure

July 16, 2025

Dear Shareholders,

You may have received a letter from the Silver Star Board filled with fearmongering and misinformation. Let’s set the record straight.

The current Board is trying to distract you from the real issues. Instead of addressing their failures, they are attacking Al Hartman and deliberately trying to confuse shareholders.

Here’s the truth:

•	Hartman is NOT trying to block a quorum or “win by default.” That’s a false narrative to scare you. Voting BLUE simply ensures your shares are counted and your voice is heard.
•	They are trying to trick you into canceling your BLUE vote. They know the last vote cast is the only one that counts. By pressuring you to “revote” WHITE, they can erase your support for change.

✅  THE LAST VOTE COUNTS. If you have already voted on the BLUE card, do NOT vote on the WHITE Silver Star proxy card. Voting WHITE now will void your BLUE vote.

✅  If you haven’t voted yet, vote BLUE today to protect your investment.

The current Board wants to stay in power at any cost, even if it means misleading you. Don’t let their tactics steal your voice or your future.

Thank you for your trust and support as we work to restore value and integrity.

See the attached proxy letter for more details. Click here to read the full letter.

If you have not voted, call us directly at (619) 664-4780 to vote for the return of your capital or vote the blue proxy from our online e-mail.

If you have any questions, contact us at IR@hartman-investments.com.

Thank you for standing with us.

Sincerely,

Al Hartman

The Hartman Shareholder Alliance Team

***

Additional Information

The Hartman Group has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of the Hartman Group’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Silver Star Properties REIT, Inc. (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in the Hartman Group’s proxy solicitation. These materials and other materials filed by the Hartman Group with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website (http://www.sec.gov). The definitive proxy statement, the accompanying BLUE universal proxy card and other relevant documents filed by the Hartman Group with the SEC are also available, without charge, by contacting the Hartman Group’s proxy solicitor, InvestorCom LLC, at its toll-free number (877) 972-0090 or via email at Proxy@investor-com.com.